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                                                                    EXHIBIT 99.1

SIZZLER INTERNATIONAL, INC.
6101 W. Centinela Ave., Suite 200
Culver City, CA 90230
(310) 568-0135

NYSE:SZ

FOR FURTHER INFORMATION:

AT THE COMPANY:                    AT THE FINANCIAL RELATIONS BOARD:
Steven Selcer                      Paul Goodson                 Moira Conlon                    Marjorie Ornston
Vice President and CFO             General Information          Investor/Analyst Contact        Media Contact
(310) 568-0135                     (310) 442-0599               (310) 442-0599                  (310) 442-0599
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FOR IMMEDIATE RELEASE
Monday, February 7, 2000



                    SIZZLER UPDATES STOCK REPURCHASE ACTIVITY
                             ----------------------
          706,700 shares repurchased to date of 1.5 million authorized

CULVER CITY, CA--February 7, 2000--Sizzler International, Inc. (NYSE: SZ) today announced that it has completed the repurchase of approximately half of the 1.5 million shares of common stock it has been authorized to repurchase by its Board of Directors. Between Sizzler's November 11, 1999 announcement that its Board of Directors had authorized the repurchase of up to 1.5 million shares, and Feburary 4, 2000, the company had bought 706,700 shares of its common stock, all in open market transactions.

"We continue to believe that Sizzler's stock is significantly undervalued, both in terms of financial performance as well as our growth potential. The growth in our revenues and net income, as well as very favorable valuation ratios when compared to our restaurant industry peers, result in the conclusion that Sizzler's stock price is strongly undervalued. Since we are undervalued on both growth and value measures, we believe Sizzler's stock should be attractive both to growth and value investors alike, and we intend to lead the way by continuing to increase our investment in the company's future." said Charles Boppell, President and CEO of Sizzler International.

Subject to applicable law and other factors, the company expects to continue its previously announced stock repurchase program. The program will be conducted from time to time on the open market or in negotiated transactions. Sizzler currently has approximately 28 million shares of common stock outstanding.
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About Sizzler

Sizzler International, Inc. operates, franchises or joint ventures 347 Sizzler restaurants worldwide, in addition to the 101 KFC restaurants in Queensland, Australia.

Certain statements contained in this document may be deemed to be forward-looking statements under federal securities laws, and Sizzler intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to (i) Sizzler's ability to continue producing growth in its sales and earnings, and (ii) the execution of any further share repurchases. Sizzler cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) exchange rate fluctuations and other financial market changes that could affect Sizzler's revenues and earnings; (b) the failure of Sizzler's newly remodeled stores and/or new food offerings to offer a commercially acceptable dining experience;
(c) decisions by Sizzler's management team to suspend, temporarily or on a permanent basis, the repurchase of the shares remaining in the original 1.5 million share authorization by Sizzler's Board of Directors, and (d) other risks as detailed from time to time in Sizzler's SEC reports, including Quarterly
Reports on Form 10Q, Current Reports on Form 8-K, and Annual Reports on Form 10-
K.

For more information on Sizzler International, Inc. via facsimile at no cost, simply call 1-800-PRO-INFO and dial client code "SZ."

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